Exhibit 99.1

CONSOL Energy Enters into Agreement to Sell its Buchanan Mine

For Total Consideration of $420 Million

Continues Transformation to Pure Play E&P Company;

Transaction De-levers the Company and Strengthens Balance Sheet

PITTSBURGH (February 29)—CONSOL Energy Inc. (NYSE: CNX) announced today that it has entered into an agreement for the sale of its Buchanan Mine in southwestern Virginia and certain other metallurgical coal reserves to Coronado IV LLC for total consideration to CONSOL of $420 million, including $398 million cash payable at the closing. The transaction is not subject to a financing condition and is being funded by Energy and Minerals Group (EMG), which is the management company for a series of specialized private equity funds. EMG has approximately $16.5 billion of regulatory assets under management.

“This is another significant event in the execution of CONSOL Energy’s strategy, as well as a meaningful step in continuing to strengthen our balance sheet,” said Nicholas J. DeIuliis, President and Chief Executive Officer. “The Buchanan Mine fits into Coronado’s portfolio as a pure play metallurgical coal producer, and, in the end, this transaction bolsters the strategic position of both companies.”

Also included in the transaction are CONSOL Energy’s idled Amonate Mine in southern West Virginia and southwestern Virginia, its greenfield Russell County coal reserves in southwestern Virginia and its greenfield Pangburn-Shaner-Fallowfield coal reserves in southwestern Pennsylvania. The transaction includes approximately 400 million tons of proved coal reserves which includes approximately 88 million tons associated with the Buchanan Mine.

The transaction does not include any gas rights, and CONSOL will retain the right to extract and sell gas at the mines and other properties.

The agreement contains customary representations, warranties and covenants, among other provisions, including a customary escrow provision. The completion of the sale is subject to customary conditions, including regulatory approvals. The final purchase price is subject to a limited working capital adjustment.

CONSOL expects to utilize transaction proceeds in order to pay down debt. The transaction is expected to close in the first quarter of 2016.

Also in conjunction with the sale, CONSOL Energy is realigning its dividend policy to further reflect the company’s increased emphasis on growth. Beginning with the first declared quarterly dividend after the transaction closes, CONSOL Energy intends to suspend its regular quarterly dividend.

Deutsche Bank acted as financial advisor to CONSOL Energy, while Buchanan Ingersoll & Rooney PC and Steptoe & Johnson PLLC acted as legal counsel.

For additional details regarding the representations, terms, conditions and other provisions of the agreement, see the Form 8-K which CONSOL is filing today with the Securities and Exchange Commission.

The foregoing summary of the agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the agreement, a copy of which is being filed as an exhibit to the Form 8-K.

Cautionary Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements under federal securities laws including Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: deterioration in economic conditions in any of the industries in which our customers operate may decrease demand for our products, impair our ability to collect customer receivables and impair our ability to access capital; prices for natural gas, natural gas liquids and coal are volatile and can fluctuate widely based upon a number of factors beyond our control including oversupply relative to the demand available for our products, weather and the price and availability of alternative fuels. an extended decline in the prices we receive for our natural gas, natural gas liquids and coal affecting our operating results and cash flows; foreign currency fluctuations could adversely affect the competitiveness of our coal abroad; our customers extending existing contracts or entering into new long-term contracts for coal on favorable terms; our reliance on major customers; our inability to collect payments from customers if their creditworthiness declines or if they fail to honor their contracts; the disruption of rail, barge, gathering, processing and transportation facilities and other systems that deliver our natural gas, natural gas liquids and coal to market; a loss of our competitive position because of the competitive nature of the natural gas and coal industries, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion emissions; the impact of potential, as well as any adopted environmental regulations including any relating to greenhouse gas emissions on our operating costs as well as on the market for natural gas and coal and for our securities; the risks inherent in natural gas and coal operations, including our reliance upon third party contractors, being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions which could impact financial results; decreases in the availability of, or increases in, the price of commodities or capital equipment used in our mining and transportation operations; obtaining and renewing governmental permits and approvals for our natural gas and coal operations; the effects of government regulation on the discharge into the water or air, and the disposal and clean-up of, hazardous substances and wastes generated during our natural gas and coal operations; our ability to find adequate water sources for our use in gas drilling, or our ability to dispose of water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; the effects of stringent federal and state employee health and safety regulations, including the ability of regulators to shut down our operations; the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current gas and coal operations; the effects of mine closing, reclamation, gas well closing and certain other liabilities; uncertainties in estimating our economically recoverable gas, oil and coal reserves; defects may exist in our chain of title and we may incur additional costs associated with perfecting title for gas rights on some of our properties or failing to acquire these additional rights may result in a reduction of our estimated reserves; the outcomes of various legal proceedings, which are more fully described in our reports filed under the Securities Exchange Act of 1934; exposure to employee-related long-term liabilities; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan exceeding total service and interest cost in a plan year; divestitures we anticipate may not occur or produce anticipated benefits; the terms of our existing joint ventures restrict our flexibility, actions taken by the other party in our gas joint ventures may impact our financial position and various circumstances could cause us not to realize the benefits we anticipate receiving from these joint ventures; risks associated with our debt; replacing our gas and oil reserves, which if not replaced, will cause our gas and oil reserves and production to decline; declines in our borrowing base could occur for a variety of reasons, including lower natural gas or oil prices, declines in natural gas and oil proved reserves, and lending regulations requirements or regulations; our hedging activities may prevent us from benefiting from price increases and may expose us to other risks; changes in federal or state income tax laws, particularly in the area of percentage depletion and intangible drilling costs, could cause our financial position and profitability to deteriorate; failure to appropriately allocate capital and other resources among our strategic opportunities may adversely affect our financial condition; failure by Murray Energy to satisfy liabilities it acquired from us, or failure to perform its obligations under various arrangements, which we guaranteed, could materially or adversely affect our results of operations, financial position, and cash flows; information theft, data corruption, operational disruption and/or financial loss resulting from a terrorist attack or cyber incident; operating in a single geographic area; certain provisions in our multi-year sales contracts may provide limited protection during adverse economic conditions, and may result in economic penalties or permit the customer to terminate the contract; our common units in CNX Coal Resources LP and CONE Midstream Partners LP are subordinated, and we may not receive distributions from CNX Coal Resources LP or CONE Midstream Partners LP; with respect to the proposed sale of the Buchanan and Amonate mines and other coal assets to Coronado IV LLC - the ability to obtain regulatory approvals for the transaction on the proposed terms and schedule, disruption to our business, including customer, employee and supplier relationships resulting from this transaction, risks that the conditions to closing may not be satisfied and the sale may not occur, and the impact of the transaction on our future operating results; and other factors discussed in the 2015 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

About CONSOL Energy

CONSOL Energy Inc. (NYSE: CNX) is a Pittsburgh-based producer of natural gas and coal. The company is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. CONSOL Energy deploys an organic growth strategy focused on rapidly developing its resource base. As of December 31, 2015, CONSOL Energy had 5.6 trillion cubic feet equivalent of proved natural gas reserves. The company’s premium coals are sold to electricity generators and steel makers, both domestically and internationally. CONSOL Energy is a member of the Standard & Poor’s 500 Equity Index. Additional information may be found at www.consolenergy.com.

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